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                                                                  EXHIBIT 10.111

                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT ("Agreement"), dated as of the 14th day of September, 2000, is by and among Vision Twenty-One, Inc., a Florida corporation ("Vision 21"), Minnesota Eye Consultants, P.A., a Minnesota professional association (the "Practice"), Richard L. Lindstrom, M.D., David R. Hardten, M.D. and Thomas W. Samuelson, M.D. (collectively, the "Shareholders"), and Laser Vision Centers, Inc. ("LVCI").

                                 R E C I T A L S

         WHEREAS, Vision 21 acquired the Assets (as defined in Section 1(e) hereof) pursuant to the following agreements: (i) Asset Purchase Agreement, effective December 1, 1996, among Vision 21, the Practice (then known as Lindstrom, Samuelson & Hardten Ophthalmology Associates, P.A.) and the Shareholders (the "MEC Transaction Agreement"), (ii) Asset Purchase Agreement, effective October 28, 1997, among Vision 21, First Eye Care Center, Inc., Jerome
D. Poland, M.D., Ltd. and Jerome Poland, M.D., (iii) Asset Purchase Agreement, effective August 1, 1998, among Vision 21, the Practice, New Prague Vision Clinics, P.A., Tim Goldsmith, O.D. and Wendy Goldsmith, O.D., (iv) Agreement and Plan of Reorganization, effective December 1, 1996, among Vision 21, Cambridge Eye Clinic - John W. Lahr, Optometrist, P.A. and John W. Lahr, O.D., (v) Agreement and Plan of Reorganization, effective December 1, 1996, among EE Optical Lab, Inc., John W. Lahr, O.D. and Mary Jo Lahr, (vi) Agreement and Plan of Reorganization, effective February 1, 1998, among Vision 21, the Practice (then known as Lindstrom, Samuelson & Hardten Ophthalmology Associates, P.A.), Dr. Byron A. Teska, P.A. and Byron A. Teska, M.D., (the "Teska Transaction Agreement"), and (vii) Agreement and Plan of Reorganization, effective October 1, 1998, among Vision 21, Jerome D. Poland, M.D., Ltd. and Jerome D. Poland, M.D.; and

         WHEREAS, in connection with the MEC Transaction Agreement and the Teska Transaction Agreement, Vision 21 entered into a business management relationship with the Practice pursuant to Business Management Agreements, as thereafter amended (collectively, the "BMA"). Under the BMA, Vision 21 was appointed by the Practice as its sole and exclusive agent for the management of the business functions and business affairs of the Practice; and

         WHEREAS, pursuant to the BMA, the Practice is entitled under certain circumstances to terminate the BMA and to reacquire the Assets (as defined in Section 1(e)) for a price similar to net book value using as consideration for such purchase stock of Vision 21 issued in connection with the MEC Transaction Agreement valued at the greater of the then current price or the price as of the original MEC Transaction Agreement; and

         WHEREAS, the BMA also permitted the Practice under certain circumstances to terminate the BMA without reacquiring any assets and for no cost; and

         WHEREAS, pursuant to the BMA, Vision 21 is entitled under certain circumstances to terminate to BMA; and


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         WHEREAS, on or about November 1999, certain disputes arose between
Vision 21 on the one hand and the Practice and the Shareholders on the other hand regarding the parties' performance of their respective obligations under the BMA and their rights upon default under the BMA to unwind the business management relationship and terminate the BMA; and

         WHEREAS, the Practice asserted in late 1999 that Vision 21 had breached its obligations under the BMA, among other things by failing to pay significant amounts of income over to the Practice which were due to the Practice. As a consequence, the Practice notified Vision 21 that effective as of November 30, 1999 it would not continue to perform as provided in the BMA. The Practice did not at that time exercise any option to reacquire the Assets nor did it release any other claims against Vision 21; and

         WHEREAS, on December 15, 1999, Vision 21, the Practice and the Shareholders entered into a letter of understanding (the "Letter of Understanding") which was effective November 30, 1999 (the "Effective Date") and which set forth the principal terms upon which such parties proposed a transaction (the "Unwind") whereby they would unwind their business management relationship and ultimately terminate the BMA on the closing of the Unwind; the parties agreed that they would not perform their respective obligations under the BMA beginning with the Effective Date, but continued to discuss options for a go-forward relationship which might be memorialized in a Restated Business Management Agreement and might involve Vision 21's provision of technical services related to refractive surgery to the Practice, for consideration to be agreed to by the parties; and

         WHEREAS, LVCI, MEC and the Shareholders desire to enter into an agreement whereby LVCI provides laser access and other related services to MEC in return for MEC's and the Shareholders' agreement to use LVCI exclusively for such services and MEC and the Shareholders have advised LVCI that it may only enter into such agreement upon the termination or transfer of the BMA; and

         WHEREAS, the closing of the Unwind has not yet occurred and thus, the BMA is still in full force and effect, and since the date of the Letter of Understanding, (i) Vision 21, the Practice and the Shareholders have resolved their disputes and have determined the final terms pursuant to which the Practice and Vision 21 will release the other of their respective obligations under the BMA and the Practice shall assume certain equipment and real estate lease obligations relating to the Practice, and (ii) Vision 21 and LVCI have reached an agreement for Vision 21's transfer of its rights but excluding all obligations and liabilities of Vision 21 under the BMA to LVCI; and

         WHEREAS, the parties now wish to memorialize their agreements with respect to the subject matter hereof as set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


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         Section 1.        Basic Transaction.

         (a) Business Management Agreement. At the Closing, Vision 21 shall assign to LVCI all of Vision 21's right, title and interest in and to the BMA but excluding all past and future obligations and liabilities of Vision 21 under the BMA. The parties acknowledge that the BMA may be assigned by Vision 21 only with the written consent of the Practice and by execution of this Agreement the Practice hereby consents to Vision 21's assignment of such interests under the BMA to LVCI. The parties further acknowledge that, simultaneously with the Closing, LVCI and the Practice shall either amend and restate the BMA or terminate the same and enter into a new agreement setting forth the terms and conditions of their business relationship. Effective as of the Effective Date, neither Vision 21 nor the Practice or the Shareholders shall have any further obligations or liabilities to the other under the BMA, except for those indemnification obligations to Vision 21 on the part of the Practice and the Shareholders regarding malpractice claims which shall survive Vision 21's transfer of its rights in and to the BMA to LVCI.

         (b) Consideration. In consideration of the assignment of Vision 21's rights under the BMA described above, and the covenants and agreements of the parties hereunder, LVCI shall pay to Vision 21 at the Closing, Two Million One Hundred Ninety Thousand and 00/100 Dollars ($2,190,000), (the "CONSIDERATION"), by wire transfer of immediately available funds to an account designated by Vision 21.

         (c) Payment of Certain Remaining Obligations. At the Closing, Vision 21 shall pay (i) $40,000 to Jack Moore to fully settle and discharge Jack Moore's claims regarding Minnesota Eye Care Associates; (ii) $13,333.33 to each of Drs. Lindstrom, Hardten and Samuelson to fully settle and discharge their claims regarding Minnesota Eye Care Associates; (iii) $15,000 to each of Drs. Lindstrom, Samuelson and Hardten to fully settle and discharge any and all claims relating to the Advanced Refractive Training Institute; and (iv) $65,000 to Richard L. Lindstrom, M.D. to fully settle and discharge any claims relating to the Medical Advisory Agreement dated September 9, 1996 between Vision 21 and Richard L. Lindstrom, M.D.

         (d) Termination of Related Agreements. Upon Closing, the following agreements shall be terminated and of no further force or effect and each Shareholder hereby discharges any outstanding amounts payable thereunder and agrees to deliver Jack Moore's discharge of same at Closing (i) the Medical Advisory Agreement dated September 9, 1996 between Vision 21 and Richard L. Lindstrom, M.D., and (ii) the Regional Services Agreements dated May 29, 1997 between Vision 21 and each of Richard L. Lindstrom, M.D., David R. Hardten, M.D., Thomas W. Samuelson, M.D., and Jack Moore.


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         (e)      Transfer of Assets. Effective as of the Effective Date (as
defined on page 2 hereof), Vision 21 shall transfer, convey and deliver to the Practice and the Shareholders or their designees on the terms and subject to the conditions set forth herein, the assets as set forth on Schedule 1(e) hereto (together, all of the assets identified on Schedule 1(e) shall be referred to herein as the "Assets"), which such Assets shall be free and clear of any liens or encumbrances except as otherwise set forth herein.

         (f) Assumption of Liabilities. Effective as of the Effective Date, Vision 21 shall assign to the Practice, and the Practice shall assume and become responsible for (i) the outstanding accounts payable or other obligations incurred by or on behalf of Vision 21 or the Practice by the Shareholders or personnel working at the Practice (including, without limitation, personnel employed by Vision 21) relating to services, supplies and equipment for the Practice; (ii) each of the real property leases entered into by Vision 21 for the office premises used by the Practice; (iii) each lease obligation for equipment currently utilized in the office premises of the Practice, except for the equipment leased by Principal Management Corporation ("PMC") to Vision 21 under Schedules 3 through 6 of the Master Lease between PMC and Vision 21 which will be subleased by Vision 21 to the Practice pursuant to a separate sublease agreement; (iv) each contract or other obligation entered into by Vision 21 or the Practice for services or equipment used in connection with the Practice; (v) all obligations with respect to the Employees (as defined in Section 1(h) hereof) for paid time off ("PTO") accrued prior to the expiration of the Transition Period (as defined in Section 1(h) hereof) and all obligations with respect to the Employees arising from and after the Effective Date; and (vi) all other obligations and liabilities relating to the Practice arising from and after the Effective Date. The Practice shall use its best efforts to cause the landlord for each real property location and each lessor of equipment to release Vision 21 from any further obligations or liabilities under the real property or personal property leases. At Closing, the Practice shall reimburse Vision 21 in an amount equal to the aggregate of any security deposits held by the real property or equipment lessors and not returned to Vision 21 at the time of the Practice's assumption of the lease obligations. The Practice and the Shareholders on the one hand and Vision 21 on the other hand, shall provide all information to the other party necessary to set forth with specificity the assumed liabilities on a schedule to the assumption agreement to be delivered at Closing in accordance with Section 1(i) hereof.

         (g) Closing. The transactions contemplated by this Agreement shall close (the "Closing") when this Agreement and all closing deliveries set forth in Section 1(i) hereof are fully executed and/or delivered by the parties. The Closing shall be continent upon the parties' approval of closing documents described in Section 1(i) below. Execution by each of the parties thereto shall evidence such parties approval of the documents so executed. The effective date of the transactions contemplated by this Agreement shall be the Effective Date.

         (h) Employees. The parties acknowledge and confirm that effective as of the last day of the Transition Period (as defined below), each of the employees of Vision 21 set forth on Schedule 1(h) hereto which Vision 21 employed to provide services for the Practice (the "Employees") were terminated as employees of Vision 21 and hired as employees of the Practice. The parties acknowledge that from and after the Effective Date, the Practice has reimbursed Vision 21 for salaries, fringe benefits and for withholding, income tax, unemployment insurance, social


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security, or other withholding. Vision 21 paid for salary and required withholding that accrued prior to the last day of the Transition Period and for fringe benefits, other than PTO, that accrued prior to the last day of the Transition Period. Effective as of the last day of the Transition Period, the Practice has maintained appropriate workers' compensation coverage for all of the Employees and other personnel employed by the Practice and professional and comprehensive general liability insurance covering the Practice and all of the Employees and all of its other personnel. Vision 21 represents and warrants that it has satisfied any salary, tax, withholding, or fringe benefit obligations, other than PTO, accrued prior to the last day of the Transition Period. The Practice shall fully cooperate with Vision 21 in obtaining releases from each of the Employees of Vision 21 from all liabilities of any kind or nature related to Vision 21's employment of Employees.

                  Notwithstanding the preceding paragraph, the Practice and Vision 21 acknowledge and confirm that the Practice requested that Vision 21 continue to employ the Employees for the period commencing on the Effective Date and ending on January 29, 2000 (the "Transition Period"), and lease the services of the Employees to the Practice on an at cost basis. During the Transition Period, Vision 21 paid the salaries for these Employees and provided them with fringe benefits, including coverage under Vision 21's group health plan through January 31, 2000. Vision 21 was responsible for all payroll tax withholding required by law, including FICA, FUTA and all income or wage tax withholding required by an applicable federal, state or local law, or any other applicable payroll taxes with respect to compensation payable to the Employees for services performed during the Transition Period. Vision 21 maintained appropriate workers compensation coverage of the Employees during such Transition Period.

         (i)      Deliveries at Closing.

                  (1) At the Closing, Vision 21 shall deliver the following documents:

                           (a) Assignments and Bills of Sale for the Assets from Vision 21 to the Practice and the Shareholders or their designees with a representation and warranty as to title and ownership;
                           (b) Duly executed assignments of leases from Vision 21 to the Practice for each of the Practice's Offices and for the Practice's leased equipment;
                           (c) Such other instruments of sale, transfer, conveyance and assignment from Vision 21 as the Practice may reasonably request;
                           (d) The equipment sublease agreement between Vision 21 and the Practice contemplated by
                                    Section 1(f) hereof;
                           (e) The assignment from Vision 21 to LVCI contemplated by Section 1(a) hereof; and
                           (f) Such other documents as may be necessary to effectuate the transactions contemplated hereby.

                  (2) At the Closing, the Practice and the Shareholders shall deliver the following:


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                           (a)      Assumption agreement contemplated by Section
                                    1(f) in form acceptable to Vision 21;
                           (b) Such other instruments of assumption as Vision 21 may reasonably request;
                           (c) The Lease Expense Reimbursement, if any, contemplated by Section 1(j) hereof and the reimbursement for security deposits contemplated by Section 1(f) hereof.;
                           (d) The equipment sublease agreement between Vision 21 and the Practice contemplated by
                                    Section 1(f) hereof;
                           (e) The discharge from Jack Moore contemplated by Section 1(d) hereof;
                           (f) The agreement with LVCI regarding the BMA contemplated by Section 1(a) hereof; and
                           (g) Such other documents as may be necessary to effectuate the transactions contemplated hereby.

                  (3)      At the Closing, LVCI shall deliver the following:

                           (a)      The Consideration.
                           (b) The agreement with MEC regarding the BMA contemplated by Section 1(a) hereof; and
                           (c) Such other documents as may be necessary to effectuate the transactions contemplated hereby.

                  (j) Lease Expense Reimbursement. At the Closing, the Practice shall reimburse Vision 21 for all equipment lease expenses set forth on
Schedule 1(j) not previously reimbursed by the Practice (the "Lease Expense Reimbursement").

         Section 2.        Mutual Releases. Effective upon the Closing:

         (a) The Shareholders and the Practice, and their respective successors and assigns do hereby release and forever discharge Vision 21 and its officers, directors, shareholders, partners, agents, employees, affiliated entities, affiliated professionals, successors and assigns, of and from any and all claims, demands, liabilities, costs, expenses, actions and causes of action of whatsoever kind or nature, whether in law or equity, from the beginning of time to the date of this Agreement, which the Shareholders or the Practice may have or claim to have, whether known to them or not, against Vision 21, except for the obligations under this Agreement, and the obligations arising under any managed care provider agreement between the Shareholders or the Practice and any Vision 21 affiliated entity. This release is a general release and the parties intend and agree that it shall be interpreted, construed and enforced as such.

         (b) Vision 21 and its successors and assigns do hereby release and forever discharge each of the Shareholders and the Practice, and their respective officers, directors, shareholders, partners, agents, employees, affiliated entities, affiliated professionals, successors and assigns, of and from any and all claims, demands, liabilities, costs, expenses, actions and causes of action of whatsoever kind or nature, whether in law or equity, from the beginning of time to the date of this


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Agreement, which Vision 21 may have or claim to have, whether known to them or not, against the Shareholders or the Practice, except for: (i) those indemnification obligations on the part of the Practice and the Shareholders regarding malpractice claims which shall survive Vision 21's assignment of the BMA to LVCI; (ii) the obligations under this Agreement; and (iii) the obligations arising under any managed care provider agreement between the Shareholders or the Practice and any Vision 21 affiliated entity.

         Each of Vision 21, the Practice and the Shareholders warrants and represents to the other parties that no part of any of the above asserted or assertable claims have been assigned or transferred, and that each has full, exclusive and unencumbered right, title and interest in and to such claims. Each of Vision 21, the Practice and the Shareholders further warrants and represents to the other parties that it has carefully read and fully understands this Agreement (and the release provisions contained herein) and has signed it voluntarily after being fully advised by its legal counsel.

         This Section 2 shall be of no force or effect until Closing.

         Section 3. No Prior Breach. By executing this Agreement, neither Vision 21, nor the Practice, nor the Shareholders are acknowledging a breach of any agreement among them and each affirms that it has mutually agreed not to continue the previously established business relationships referred to herein and each has agreed to settle its respective disputes as set forth herein.

         Section 4.        Representations and Warranties.

         (a) Representations and Warranties of Vision 21. Vision 21 hereby represents and warrants that:

                  (i) Vision 21 is duly authorized to execute, deliver and perform its obligations under this Agreement and any other agreement contemplated hereby to be executed and delivered by Vision 21, and to consummate the transactions contemplated hereby, and this Agreement and each other agreement contemplated hereby to be executed and delivered by Vision 21, are the legal, valid and binding obligations of Vision 21, enforceable against it in accordance with their respective terms.

                  (ii) The information provided by Vision 21 with respect to the assumed liabilities contemplated by Section 1(f) to be set forth in the assumption agreement to be delivered to the Practice at Closing will be true, complete and correct in all material respects.

                  (iii) To Vision 21's knowledge, the financial information delivered by Vision 21 to the Practice with respect to the Practice has been true, complete and correct in all material respects.

         (b) Representations and Warranties of the Practice and the Shareholders. The Practice and the Shareholders jointly and severally hereby represent and warrant that:


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                  (i) The Practice is duly authorized to execute, deliver and perform its obligations under this Agreement and any other agreement contemplated hereby to be executed and delivered by the Practice, and to consummate the transactions contemplated hereby, and this Agreement and each other agreement contemplated hereby to be executed and delivered by the Practice, are the legal, valid and binding obligations of the Practice and the Shareholders, enforceable against each such party in accordance with their respective terms.

                  (ii) Except as set forth on Schedule 4(b)(ii) hereto, (a) there are no prepaid expenses, unbilled accounts receivable, unbilled services or similar items relating to the Practice for the period beginning on the Effective Date and ending on the date hereof, (b) neither the Shareholders nor any individual acting at the direction of the Shareholders has deposited or otherwise disposed of any revenue collected by or on behalf of the Practice for the period beginning on the effective date of the BMA and ending on the Effective Date other than in accordance with the BMA, (c) to the Shareholders' knowledge, all ledger entries and other information provided by or on behalf of the Practice to Vision 21 with respect to any revenue collected by or on behalf of the Practice for the period beginning on the effective date of the BMA and ending on the Effective Date, including receipts for Professional Eye Care Services (as defined in the BMA), have been complete and accurate in all material respects, and (d) to the Shareholders' knowledge, the financial information delivered by the Practice to Vision 21 with respect to the Practice has been true, complete and correct in all material respects.

                  (iii) Except as set forth on Schedule 4(b)(iii) hereto, neither the Practice nor the Shareholders have incurred any commitments, obligations or liabilities on behalf of or in the name of the Practice for the period beginning on the effective date of the BMA and ending on the Effective Date.

                  (iv) The information provided by the Shareholders and the Practice with respect to the assumed liabilities contemplated by Section 1(f) to be set forth in the assumption agreement to be delivered to Vision 21 at Closing will be true, complete and correct in all material respects.

         (c) Representations and Warranties of LVCI. LVCI hereby represents and warrants that:

                  (i) LVCI is duly authorized to execute, deliver and perform its obligations under this Agreement and any other agreement contemplated hereby to be executed and delivered by LVCI, and to consummate the transactions contemplated hereby, and this Agreement and each other agreement contemplated hereby to be executed and delivered by LVCI are the legal, valid and binding obligations of LVCI, enforceable against it in accordance with their respective terms.

         The Practice, the Shareholders and LVCI acknowledge that the approval of the transactions contemplated herein by Vision 21's Board of Directors and the banks which are a party to Vision 21's Credit Agreement, as amended (the "Banks") will be in reliance upon the representations and warranties of the Practice, the Shareholders and LVCI set forth herein.


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         Section 5.        Confidentiality and Nondisparagement Covenants.

         (a) Confidentiality Covenant. Except as needed to facilitate this Agreement, no party shall, directly or indirectly, use for any purpose, or disclose to any third party, any information of any other party (whether written or oral), including any business, management or economic studies, patient lists, proprietary forms, proprietary business or management methods, marketing data, fee schedules, or trade secrets, including the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Notwithstanding the foregoing, a party may disclose any information that (a) is or becomes generally available to and known by the public or the ophthalmic, optometric or optical community (other than as a result of an unpermitted disclosure directly or indirectly by the disclosing party or his or its affiliates, advisors, or representatives); (b) is or becomes available to the disclosing party on a nonconfidential basis from a source other than the disclosing party or his or its affiliates, advisors or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the party to which the confidential information relates or his or its affiliates, advisors or representatives of which the disclosing party has knowledge; (c) has already been or is hereafter independently acquired or developed by the disclosing party without violating any confidentiality agreement with or other obligation of secrecy to the party to which the confidential information relates or his or its affiliates, advisors or representatives; or (d) the disclosing party is required by law to disclose. Without limiting the other possible remedies to the party to which the confidential information relates for the breach of this covenant, the disclosing party agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash or otherwise.

         (b) Nondisparagement Covenant. Each of the parties covenants and agrees that they shall not at any time make or publish any negative, critical or disparaging comments or statements, whether written or oral, about any of the parties hereto, or their respective officers, directors or employees.

         Section 6.

         (a) Covenant Not to Contract of Practice and Shareholders. The Practice and the Shareholders covenant and agree that they shall not, and they shall cause their employees, officers, directors, shareholders, affiliates and representatives not to, directly or indirectly, through any partnership, joint venture, affiliation or otherwise, solicit or contract with UCare Minnesota ("UCare"), or any affiliate of UCare, to administer UCare's vision benefit. The Practice and the Shareholders further covenant and agree that they shall not, directly or indirectly, influence UCare's decision to terminate its contract with Vision 21's subsidiary, Block Vision, Inc., for a period of two years from the Closing. Notwithstanding the foregoing, the Practice and the Shareholders shall not be precluded (1) from entering into a contract to be a participating provider in UCare's vision benefit products, and to give UCare access to the Practice's network of optometric providers, or (2) from contracting with UCare if UCare's contract with Block Vision, Inc. has terminated, provided that the provisions of this Section 6(a) have not been breached prior to UCare's termination of its contract with Block Vision, Inc.


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         (b)      Covenant Not to Contract of Vision 21. Vision 21 covenants and agrees that it shall not, and it shall cause its employees, officers, directors, shareholders, affiliates and representatives not to, directly or indirectly through any partnership, joint venture, affiliation or otherwise, solicit or contract with BHCAG or any affiliate of BHCAG, to administer BHCAG's vision benefit. Vision 21 further covenants and agrees that it shall not, directly or indirectly, influence BHCAG's decision to terminate its contract with the Practice for a period of two years from the Closing. Notwithstanding the foregoing, Vision 21 shall not be precluded (1) from entering into a contract to be a participating network in BHCAG's vision benefit products and to give BHCAG access to Vision 21's network of optometric providers, or (2) from contracting with BHCAG if BHCAG's contract with the Practice has terminated, provided that the provisions of this Section 6(b) have not been breached prior to BHCAG's termination of its contract with the Practice.

         Section 7.        Vision 21 Stock Options.

         (a) Shareholders Stock Options. Except for those Stock Option Agreements, if any, relating to a Shareholders' services as a consultant, advisor or director of Vision 21, effective as of the Closing Date, all Stock Option Agreements, if any, between Vision 21 and the Shareholders were deemed to be terminated except that any stock options which were fully vested as of the Effective Date were subject to exercise within ninety (90) days after the Effective Date, in accordance with the terms of the applicable Stock Option Agreement.

         (b) Stock Options of Employees and Professionals. Effective as of the last day of the Transition Period, all Stock Option Agreements, if any, between Vision 21 and any Employees or any professional employees of the Practice were terminated except that any stock options which were fully vested as of the last day of the Transition Period, were subject to exercise within ninety days after the last day of the Transition, in accordance with the terms of the applicable Stock Option Agreement.

         Section 8.        Indemnification.

         (a) Indemnification by Practice and Shareholders. The Practice and the Shareholders, jointly and severally, shall defend, indemnify and hold Vision 21 and LVCI and their respective officers, directors, employees and agents harmless and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney's fees) incurred by them based upon any claim arising out of any breach by the Practice or the Shareholders of any of their obligations, agreements, representations or warranties herein.

         (b) Indemnification by Vision 21. Vision 21 shall defend, indemnify and hold the Shareholders, the Practice and LVCI and their respective officers, directors, employees and agents harmless and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney's fees) incurred by them based upon any claim arising out of any breach by Vision 21 of any of its obligations, agreements, representations or warranties herein.

         (c) Indemnification by LVCI. LVCI shall defend, indemnify and hold the Shareholders, the Practice and Vision 21 and their respective officers, directors, employees and agents harmless and shall pay all losses, damages, fees, expenses or costs (including reasonable

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attorney's fees) incurred by them based upon any claim arising out of any breach by Vision 21 of any of its obligations, agreements, representations or warranties herein.

         Section 9. Remedies. The parties agree that a material breach of this Agreement by any party shall result in immediate and irreparable harm to the other parties hereto. Accordingly, the parties agree that the non-defaulting parties may seek and obtain injunctive or other equitable relief as against the defaulting party hereunder, without posting bond or other security, in addition to any other remedies available at law or in equity.

         Section 10. Governing Law. This Agreement shall be governed by the laws of the State of Minnesota without regard to such state's rules concerning conflicts of laws. Any right to trial by jury with respect to any claim or proceeding related to or arising out of this agreement is waived.

         Section 11. Entire Agreement; Counterparts. This Agreement reflects the entire agreement between the parties hereto with respect to the subject matter hereof and no provision hereof may be modified or waived unless such modification or waiver is in writing and is signed by both of the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 12. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto.

         Section 13. Confidentiality. Except as and to the extent required by law, including, without limitation, any disclosures required under federal and state securities and tax law, none of the parties hereto will, and each will direct its officers, directors, employees, agents and representatives not to, directly or indirectly, disclose or permit the disclosure of the terms of this Agreement without the prior written permission of the other parties hereto.

         Section 14. Attorneys' Fees. In the event of any litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to recover all costs and reasonable attorneys' fees incurred, including, but not limited to, costs and fees incurred in any investigations, trials, bankruptcies and appeals.

         Section 15. Expenses. Each of the parties shall be responsible for and will pay its own expenses incurred in connection with the negotiation of the transactions contemplated hereunder.

         Section 16. DISCLAIMER OF WARRANTIES. THE ASSETS SHALL BE TRANSFERRED TO THE PRACTICE AND THE SHAREHOLDERS, OR THEIR DESIGNEES, "AS IS, WHERE IS" WITH NO WARRANTIES OR REPRESENTATIONS OTHER THAN TITLE AND OWNERSHIP. VISION 21 DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THE ASSETS, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         Section 17. Further Assurances. From and after the Closing, upon the reasonable request of any party, the other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary to effectuate the intent and purpose of this Agreement.

         Section 18.       Full Access.

         (a) Access by Vision 21. From and after the Closing, the Practice and the Shareholders shall provide Vision 21 with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to the books of account and records of the Practice to which Vision 21 has a legitimate business need for the period from the date of the MEC Transaction Agreement until the Effective Date, and Vision 21 and its representatives shall have the right to make copies of such books and records.

         (b) Access by the Practice and Shareholders. From and after the Closing, Vision 21 shall provide the Practice and the Shareholders with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to the books of account and records of Vision 21 to which the Practice or the Shareholders have a legitimate business need for the period from the date of the MEC Transaction Agreement until the Effective Date, and the Practice and the Shareholders and its representatives shall have the right to make copies of such books and records.

         Section 19. Cooperation. Each of the parties hereto will cooperate with the other parties in all respects, and each of the parties will execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement. Such cooperation shall include, without limitation, assistance to Vision 21 by the Shareholders and the Practice as necessary in conjunction with any audits of Vision 21's financial statements, including the timely completion of information requests or other inquiries as required by Vision 21 or its auditors.

         IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement as of the date first above written.

VISION TWENTY-ONE, INC.                    MINNESOTA EYE CONSULTANTS, P.A.



BY: /s/ Bruce Maller                       BY: /s/ Richard L. Lindstrom, M.D.
   ------------------------------------       ----------------------------------
   Bruce Maller, Chairman of the Board        Richard L. Lindstrom, M.D.,
                                              its Managing Partner



                                           BY: /s/ Richard L. Lindstrom, M.D.
                                              ----------------------------------
LASER VISION CENTERS, INC.                    Richard L. Lindstrom, M.D.,
                                              individually



BY: /s/ Jim Wachtman                       BY: /s/ David Hardten, M.D.
   ------------------------------------       ----------------------------------
   Name: Jim Wachtman                         David Hardten, M.D., individually
   Title: President/C.O.O.



                                           BY: /s/ Thomas Samuelson, M.D.
                                              ----------------------------------
                                              Thomas Samuelson, M.D.,
                                              individually

                                 Schedule 1(e)
                                     Assets

1. All furniture, fixtures and equipment used in the operation of the Practice;
2.       All inventory of supplies used in the operation of the Practice;
3.       All files, books and records used at the Practice;
4.       All telephone numbers used at the Practice;
5. All leaseholds and leasehold improvements for the leased real property and all leaseholds for the leased equipment identified in the schedules of real property leases and equipment leases assumed by the Practice at Closing; and
6.       All trade names used by the Practice.
7. Any Accounts Receivable (net of allowance for contractual adjustments) assigned by the Practice to Vision 21 under the BMA which are outstanding as of the Effective Date.
8. All information systems and their respective databases, including the patient database relating to the Practice.

                                 Schedule 1(h)
                               Practice Employees


See list of employees annexed hereto.

                                 Schedule 1(j)
                           Lease Expense Reimbursement


None.

                               Schedule 4(b)(ii)
     Prepaid Expenses; Unbilled Accounts Receivable; Unbilled Services; etc.
 .

None.

                              Schedule 4(b)(iii)
                   Commitments; Obligations; Liabilities; etc.


None.